Exhibit 99.1

Oplink Reports Fourth Quarter and Fiscal 2010 Financial Results

Fremont, Calif., — August 2, 2010 — Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems, today reported its financial results for its fourth quarter and fiscal year ended June 30, 2010.

Revenues for the quarter were $38.9 million, an increase of 16% over $33.6 million reported for the third quarter of fiscal 2010. Net income for the fourth quarter of fiscal 2010 was $3.6 million, or $0.17 per diluted share, compared to $2.6 million, or $0.12 per diluted share, reported for the third quarter of fiscal 2010.

Non-GAAP net income for the fourth quarter of fiscal 2010 was $6.0 million, or $0.28 per diluted share, compared to non-GAAP net income of $4.8 million, or $0.22 per diluted share, reported for the third quarter of fiscal 2010. Fourth quarter fiscal 2010 non-GAAP results exclude $1.5 million in stock compensation and $999,000 in amortization of intangible assets. Third quarter fiscal 2010 non-GAAP results exclude $1.3 million in stock compensation and $958,000 in amortization of intangibles.

Oplink closed the fiscal year with cash, cash equivalents and investments of $160.3 million. During the quarter ended June 30, 2010, Oplink repurchased $20.8 million of its common stock.

For fiscal year 2010, total revenue was $138.8 million and GAAP net income was $11.1 million, or $0.51 per share. This compares to revenue of $143.7 million and a GAAP net loss of $13.8 million, or ($0.67) per share, reported for fiscal year 2009.

Non-GAAP net income for fiscal year 2010 was $20.9 million, or $0.97 per diluted share, compared to non-GAAP net income of $11.0 million, or $0.52 per diluted share, reported for the prior year. Fiscal year 2010 non-GAAP results exclude $6.0 million in stock compensation and $3.8 million in amortization of intangibles. Fiscal 2009 non-GAAP results exclude $5.4 million in stock compensation, $3.8 million in amortization of intangibles, $4.1 million in provision for excess and obsolete inventory, $10.8 million in impairment charge and other costs and $725,000 in loss on sale of assets.

“I am pleased with our financial performance for the quarter and the year,” commented Joe Liu, CEO and Chairman of Oplink. “The outlook for the current quarter is good; however, long term visibility is still limited. Hence, we remain cautiously optimistic about the growth trends we are experiencing.”

Business Outlook for the Quarter Ending September 30, 2010

The Company expects to report revenues in the range of $47 million and $50 million and GAAP net income per diluted share in the range of $0.23 to $0.29. On a non-GAAP basis, excluding stock compensation, amortization of intangible assets and other non-cash or non-recurring charges, Oplink expects earnings per diluted share for the period to be in the range of $0.36 to $0.42.

Conference Call Information

The Company will host a conference call and live webcast at 2:00 p.m. Pacific Time today, August 2, 2010. To access the conference call, dial 1-888-549-7742 or 1-480-629-9859 (outside the U.S. and Canada). A live webcast will be available on the Investors section of Oplink’s corporate website at www.oplink.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on August 2, 2010 until 11:59 p.m. Pacific Time on August 9, 2010, by dialing 800-406-7325 or 303-590-3030 (outside the U.S. and Canada) and entering pass code 4336089#.

Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Oplink believes that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s cash requirements for ongoing operating activities. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under Securities and Exchange Commission rules.

About Oplink

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems. Oplink offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China and Taiwan. In addition, Oplink maintains optical-centric front-end design, application, and customer service functions at its offices in Fremont and Woodland Hills, California and has research facilities in Zhuhai and Wuhan, China and Hsinchu Science-Based Industrial Park in Taiwan. Oplink’s customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, photonic foundry services incorporating its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

Cautionary Statement

This news release contains forward-looking statements, including without limitation the statements under the heading “Business Outlook for the Quarter Ending September 31, 2010.” These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the potential for a worsening of the downturn in the telecommunications industry or the overall economy in the United States and other parts of the world, possible reductions in customer orders, Oplink’s reliance upon third parties to supply components and materials for its products, intense competition in Oplink’s target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry, and other risks detailed from time to time in Oplink’s periodic reports filed with the Securities and Exchange Commission, including the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The foregoing information represents Oplink’s outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Investor Relations:

Erica Abrams
415-217-5864
erica@blueshirtgroup.com

Matthew Hunt
415-489-2194
matt@blueshirtgroup.com

###

(TABLES TO FOLLOW)

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	June 30,
	2010	2009
	(unaudited)	(1)

ASSETS
Current assets:
Cash and cash equivalents	$40,711	$49,702
Short-term investments	109,632	115,774
Accounts receivable, net	29,728	29,023
Inventories	20,902	10,031
Prepaid expenses and other current assets	7,659	2,648

Total current assets	208,632	207,178

Long-term investments	10,000	3,180
Property, plant and equipment, net	33,363	30,318
Goodwill and intangible assets, net	6,952	8,848
Other assets	651	423

Total assets	$259,598	$249,947

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,369	$7,580
Accrued liabilities and other current liabilities	11,657	10,688
Accrued transitional costs for contract manufacturing	—	160

Total current liabilities	26,026	18,428

Non-current liabilities	4,538	3,492

Total liabilities	30,564	21,920

Stockholders’ equity	229,034	228,027

Total liabilities and stockholders’ equity	$259,598	$249,947

(1) The June 30, 2009 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	June 30	March 31	June 30	June 30	June 30
	2010	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(1)

Revenues	$38,878	$33,623	$32,364	$138,809	$143,732

Cost of revenues:
Cost of revenues	26,426	22,562	23,009	94,265	110,611
Stock compensation expense	105	81	107	373	459

Total cost of revenues	26,531	22,643	23,116	94,638	111,070

Gross profit	12,347	10,980	9,248	44,171	32,662

Operating expenses:
Research and development	3,030	2,574	2,275	10,097	10,819
Sales and marketing	2,152	2,077	2,057	8,238	8,076
General and administrative	2,168	1,924	1,940	7,623	9,639
Stock compensation expense	1,359	1,221	1,100	5,647	4,933
Impairment charge and other costs	—	—	—	—	10,829
Amortization of intangible and other assets	434	410	412	1,651	1,648

Total operating expenses	9,143	8,206	7,784	33,256	45,944

Income (loss) from operations	3,204	2,774	1,464	10,915	(13,282)
Interest income and other (expense) income, net	108	292	429	867	3,066
Gain (loss) on sale/disposal of assets	600	4	(740)	942	(1,533)

Income (loss) before provision for income taxes	3,912	3,070	1,153	12,724	(11,749)
Provision for income taxes	(333)	(516)	(904)	(1,645)	(2,074)

Net income (loss)	$3,579	$2,554	$249	$11,079	$(13,823)

Net income (loss) per share:
Basic	$0.17	$0.12	$0.01	$0.54	$(0.67)

Diluted	$0.17	$0.12	$0.01	$0.51	$(0.67)

Shares used in per share calculation:
Basic	20,534	20,907	20,447	20,699	20,589

Diluted	21,387	21,792	20,892	21,631	20,589

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended			Years Ended
	June 30	March 31	June 30	June 30	June 30
	2010	2010	2009	2010	2009
Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss), GAAP	$3,579	$2,554	$249	$11,079	$(13,823)

Adjustments to measure non-GAAP:
Related to cost of revenues:
Provision for excess and obsolete inventory	—	—	—	—	4,065
Stock compensation expense	105	81	107	373	459
Amortization of intangible and other assets	565	548	540	2,197	2,162

Total related to cost of revenues	670	629	647	2,570	6,686

Related to operating expenses:
Stock compensation expense	1,359	1,221	1,100	5,647	4,933
Impairment charge and other costs	—	—	—	—	10,829
Amortization of intangible and other assets	434	410	412	1,651	1,648

Total related to operating expenses	1,793	1,631	1,512	7,298	17,410

Gain on disposal of assets	—	—	725	—	725

Total related to net income (loss)	2,463	2,260	2,884	9,868	24,821

Non-GAAP net income	$6,042	$4,814	$3,133	$20,947	$10,998

Net income per share, non-GAAP:
Basic	$0.29	$0.23	$0.15	$1.01	$0.53

Diluted	$0.28	$0.22	$0.15	$0.97	$0.52

Shares used in per share calculation:
Basic	20,534	20,907	20,447	20,699	20,589

Diluted	21,387	21,792	20,892	21,631	20,992

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$12,347	$10,980	$9,248	$44,171	$32,662
Provision for excess and obsolete inventory included in cost of revenues	—	—	—	—	4,065
Stock compensation expense included in cost of revenues	105	81	107	373	459
Amortization of intangible and other assets included in cost of revenues	565	548	540	2,197	2,162

Non-GAAP gross profit	$13,017	$11,609	$9,895	$46,741	$39,348

GAAP gross margin rate	31.8%	32.7%	28.6%	31.8%	22.7%
Non-GAAP gross margin rate	33.5%	34.5%	30.6%	33.7%	27.4%

(1) The condensed consolidated statement of operations for the year ended June 30, 2009 has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended
	June 30	June 30
	2010	2009
	(Unaudited)	(1)
Cash flows from operating activities:
Net income (loss)	$11,079	$(13,823)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,487	7,070
Inventory adjustments	—	4,065
Impairment charge and other costs	—	10,829
Amortization of intangible and other assets	3,848	3,810
Stock compensation expense	6,020	5,392
(Gain) loss on sale/disposal of assets	(942)	1,533
Other	511	(537)
Change in assets and liabilities	(10,121)	13,744

Net cash provided by operating activities	16,882	32,083

Cash flows from investing activities:
Net sales (purchases) of investments	132	(48,548)
Net purchases of property and equipment	(4,952)	(3,527)
Acquisition of business, net of cash acquired	(5,761)	—

Net cash used in investing activities	(10,581)	(52,075)

Cash flows from financing activities:
Proceeds from issuance of common stock	5,489	1,670
Repurchase of common stock	(20,793)	(3,472)

Net cash used in financing activities	(15,304)	(1,802)

Effect of exchange rate changes on cash and cash equivalents	12	(505)

Net decrease in cash and cash equivalents	(8,991)	(22,299)

Cash and cash equivalents, beginning of year	49,702	72,001

Cash and cash equivalents, end of year	$40,711	$49,702

(1) The condensed consolidated statement of cash flows for the year ended June 30, 2009 has been derived from audited consolidated financial statements at that date.